UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 19, 2013

Coupon Express, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-20317	33-0912085
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

303 Fifth Avenue Room 206
New York, New York		10016
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(914) 371-2441

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—ELECTION OF DIRECTORS

(d )

On June 19, 2013, each of John M. Devlin and Charles P. Gardner were appointed as directors of Coupon Express, Inc. (the “Company”).   Mr. Gardner was designated by NextLevel VIII, LLC (“NextLevel”). NextLevel received the right to designate one director of the Company as a condition to a $50,000 advance to the Company, which advance was previously reported on the Form 8-K filed on June 10, 2013. Mr. Gardner was appointed to serve as a member of the Business Development Committee and to act as Chairman of the Technology and Operations Committee. Mr. Devlin was appointed to serve as a member of the Finance and Audit Committee, and to act as Chairman of the Corporate Governance Committee.

There is no transaction between the Company and either Mr. Devlin or Mr. Gardner since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the amount involved exceeds either the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which either of them had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUPON EXPRESS, INC.

Date:    June 25, 2013

By:

   /s/ Alan Schor

Alan Schor

Interim Chief Executive Officer